UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 7, 2019

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

The Dixie Group, Inc. (NASDAQ: DXYN) today announces it has entered into a letter of intent to sell to CenterPoint Properties Trust the Company’s Santa Ana, California facility. The transaction is subject to entering into a definitive purchase and lease agreement. The property consists of 10 acres with one building totaling approximately 200,000 square feet. The transaction is anticipated to close in early October 2019. The purchase price is in excess of $40 million dollars and is anticipated to generate an after tax gain on sale in excess of $20 million. Simultaneously, under the agreement, the Company shall sign a lease for 10 years with two 5-year renewal options.
.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits
(99.1)    Press Release dated August 9, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2019	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer